LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement"), dated as of October 17, 2001
(the "Closing Date"), is between FLEET NATIONAL BANK ("Lender"), with an address of One Bethlehem Plaza, Bethlehem, Pennsylvania and D. Lee McCreary and Susan P. McCreary (individually and collectively, jointly and severally, the "Borrower"), Individuals, with an address of 1512
Broad Run Road, Landenberg, Pennsylvania 19350. The Loan Agreement and all of the other agreements, notes, instruments, guarantees, amendments, certificates, financing statements, and other documents that are or may later be entered into between any one or more of Borrower, Lender, and/or any Guarantor (as defined below) are sometimes referred to in this Agreement as the "Loan Documents." With this in mind, Lender and Borrower, each intending to be legally bound by the provisions of this Agreement and the other Loan Documents, agree as follows:

                               ARTICLE I

                        CREDIT ACCOMMODATIONS

     1.1 Loan. On the Closing Date, Lender will make a loan (the "Loan") to Borrower in the amount Sixty Three Thousand and 00/100 ($63,000.00) and under the repayment terms described in the promissory note executed by Borrower on the date hereof (such promissory note, together with all replacements and renewals of and amendments to, the "Note") in conjunction with this Agreement. Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to such terms in the Note.

     1.2 Repayment and Prepayment. Borrower will pay the amounts due under this Agreement and the Note directly to Lender at the address of Lender listed above. Lender will apply any payments received from Borrower first to interest due and payable and then to the outstanding principal balance of the Loan. Unless otherwise provided on Schedule 1.2 to this Agreement, Borrower may make payments and prepayments of the Loan at any time without penalty or premium. Lender will apply any principal prepayments to installments of principal due under the Note in the inverse order of their maturity.

                              ARTICLE 11

              REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower represents and warrants to Lender as of the Closing Date:

     2.1 Good Standing of Borrower: Authorization. If not an individual, Borrower is a _ corporation partnership _ sole proprietorship _ limited liability company _ limited liability partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, is duly qualified and is in good standing under the laws of each jurisdiction in which it is required to be qualified, and has the necessary power and authority to enter into and perform its obligations under the Loan Documents. If an individual, Borrower is an adult and is legally competent. The execution and performance of the Loan Documents have been duly authorized by all necessary proceedings on the part of Borrower, and, upon their execution and delivery, the Loan Documents will be valid, binding, and enforceable in accordance with their terms. Borrowers execution and performance of the Loan Documents will not violate any orders, laws or regulations applicable to Borrower, any organizational documents of Borrower, or any instruments, indentures or agreements to which Borrower is a party or by which Borrower or any of its properties are bound; and all consents and approvals required in connection with this Agreement, the other Loan Documents have been obtained and are in full force and effect. Borrowers subsidiaries and affiliates, if any, are duly organized, validly existing, and in good standing under the laws of the jurisdictions of their organization.

     2.2 Compliance with Laws and Other Agreements. Borrower is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which materially affect Borrower, its assets or the operation of its business.

     2.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Agreement and each of the Loan Documents will not
(i) conflict with, violate or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement, (ii) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws, partnership agreement, operating agreement or charter (as applicable) of Borrower. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by Borrower for the due execution, delivery and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and which are in full force and effect as of the Closing Date (copies of which have been delivered to Lender on or before the Closing Date).

     2.4 Taxes. Except as disclosed by Borrower to Lender in writing, Borrower is not delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by Borrower and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied ("GAAP").

     2.5   Encumbrances and Guaranties.

        (a) All properties and assets of Borrower are owned by Borrower free and clear of all liens and encumbrances except liens and encumbrances: (i) for taxes or other government changes not yet delinquent; (ii.) arising in connection with indebtedness that does not materially impair the use or value of the properties or assets of Borrower in the conduct of its businesses; or (iii) otherwise permitted under any other Loan Document, all of which have been disclosed to Lender in writing.

        (b) Borrower is not obligated under any guaranty, surety agreement or any other contingent liability with respect to any obligation of another person or entity.

     2.6 Pending Litigation. Except as disclosed by Borrower to Lender in writing, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, before any court, arbitrator or administrative or governmental body which, in the aggregate, might materially adversely affect Borrower or the ability of Borrower to perform its obligations under this Agreement and the other Loan Documents.

     2.7 Valid, Binding and Enforceable. This Agreement and the Loan Documents have been duly and validly executed and delivered and constitute valid and legally binding obligations enforceable in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

     2.8 Environmental Matters. (i) Borrower has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws. (ii) Borrower has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and Borrower has no knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by Borrower. (iii) To the best of Borrowers knowledge, after reasonable inquiry, no real property owned or occupied by Borrower has ever been used, either by Borrower or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws. (iv) To the best of Borrower's knowledge, after due inspection, there are no Hazardous Materials within, on or under any real property owned or occupied by Borrower in violation of any applicable Environmental Laws. As used in this Agreement, the phrase "Environmental Laws" means the Federal Comprehensive Environmental Response, Compensation and Liability Act,
42 U.S.C. sect. 9601, et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et. seq., all other federal, state and local environmental or health laws applicable to Borrower or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time and the phrase "Hazardous Materials" means all materials which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plan life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants" as such terms are defined by Environmental Laws.

     2.9 Year 2000 Compliance. The performance of the software used by Borrower in the management and operation of its business (the "Software") will not be adversely affected by the transition from the year 1999 to the year 2000 and subsequent years ("Year 2000 Issue").

     2.10 ERISA Compliance. No employee benefit plan established or maintained by Borrower which is subject to the Employee Retirement Income Security Act, 29 U.S.C. sect. 1001 et seq. ("ERISA") has an accumulated funding deficiency (as such term is defined in ERISA). No material liability to the Pension Benefit Guaranty Corporation (or any successor thereto under ERISA) has been incurred by Borrower with respect to any such plan and no Reportable Event under ERISA has occurred. Borrower has no actual or anticipated liability under Section 4971 of the Internal Revenue Code ("Code") (relating to tax on failure to meet the minimum funding standard of Section 412 of the Code) with respect to any employee benefit plan to which it contributes but which is not maintained or established by it.

     2.11 No Untrue Statements. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by Borrower or by any other party to Lender in connection herewith contains, or at the time of delivery will contain, any untrue statement of any material fact or omits orwill omit any material fact necessary in order to make the statements contained herein and therein not misleading.

                              ARTICLE III

                   AFFIRMATIVE COVENANTS OF BORROWER

     In addition to the affirmative covenants set forth in the Note, Borrower hereby covenants and agrees that from the Closing Date and until satisfaction In full of all Obligations, unless Lender otherwise agrees in writing, Borrower shall do the following:

     3.1 Financial Statements and Information. Furnish to Lender: (i) within a reasonable time after the end of each fiscal year, as determined by Lender, financial statements of Borrower, which shall be audited, reviewed, compiled, management prepared or prepared on such other basis as Lender shall require, and which shall include a balance sheet, statement of income, statement of cash flows arid such other Financial statements of Borrower in such detail as Lender may reasonably request. Such financial statements shall be prepared in accordance with GAAP, and, if required to be audited, shall be accompanied by the opinion, satisfactory in form and substance to Lender, of an independent certified public accountant acceptable to Lender; (ii) within a reasonable time after the end of each fiscal quarter, as determined by Lender, a balance sheet, statement of income, statement of cash flows and such other financial statements in such detail as Lender may reasonably request, which shall be prepared in accordance with GAAP by Borrower's management and certified by the chief financial officer of Borrower; and (iii) within a reasonable time after the end of each fiscal quarter, as determined by Lender, a detailed aging of Borrower's accounts receivable and accounts payable together with a detailed inventory report all in form and substance satisfactory to Lender.

     3.2 Ordinary Course of Business: Records. Conduct its business only in the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

     3.3 Insurance. Keep and maintain extended coverage, general liability, business interruption, hazard, property and other insurance in amounts and with carriers deemed acceptable by Lender and as is customary for businesses similar to Borrower's business, and deliver to Lender certificates of all such insurance in effect- and cause all such policies covering any collateral and business interruption to contain loss payee endorsements in favor of Lender and, in the case of real property, insurance mortgagee/loss payee endorsements in favor of Lender, and to be subject to cancellation or reduction in coverage only upon 30 days prior written notice thereof to Lender at its address set forth in this Agreement.

     3.4 Maintenance. Maintain its equipment, real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

     3.5 Taxes. Pay all taxes, assessments, charges and levies imposed upon it or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to Lender if Lender so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books.

     3.6 Leases. Pay when due all rent or other sums required by every lease to which Borrower is a party arid perform all obligations as tenant or lessee and keep all Such leases at all times in full force and effect.

     3.7 Corporate Existence; Certain Rights; Law . Do all things necessary to preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises of Borrower and comply with all present and future taws, ordinances, rules, regulations, judgments, orders and decrees which affect in any material way Borrower, its assets or the operation of its business.

     3.8 Notice of Litigation or Other Proceedings. Give immediate notice to Lender of (i) the existence of any dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving Borrower; (iii) the details of any Reportable Events (as defined in ERISA) which have occurred; or (iv) the entry of any judgment, decree or order against or involving Borrower, any of which might materially and adversely affect the operation, financial condition, property or business of Borrower or affect the enforceability of this Agreement or any of the other Loan Documents.

     3.9 Indebtedness. Pay or cause to be paid when due (or within applicable grace periods) all obligations, liabilities, and/or other indebtedness of Borrower to any person or entity (such obligations, liabilities, and indebtedness are referred to collectively in this Agreement as "Indebtedness").

     3.10 Notice of Events of Default. Give immediate notice to Lender of the occurrence of any Event of Default.

     3.11 Further Actions. Cooperate with Lender, at its own expense, in taking such further actions as Lender deems necessary to carry out the provisions of the Loan Documents.

     3.12 Change In Key Personnel. Give immediate notice to Lender of any change in Borrower's key management personnel, including, as the case may be, any change in Borrower's officers, directors, chief executive officers, chief financial officers, general partners, managing partners, or authorized members.

     3.13 Compliance with Environmental Laws. Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

     3.14 Year 2000 Compliance. Complete any modifications to its Software necessary to address the Year 2000 Issue in order to assure that Borrower will completely and timely address its Year 2000 Issue prior to January 1, 2000, and give Immediate notice to Lender of any failure to comply with the requirements of this provision.

     3.15 Lender As Only Bank. Except as otherwise agreed in writing by Lender, maintain all of its depository, savings, checking and other accounts exclusively with Lender.

     3.16 Additional Affirmative Covenants. Perform any other affirmative covenants set forth on Schedule 3.16

                               ARTICLE IV

                           NEGATIVE COVENANTS

     In addition to the negative covenants set forth in the Note, Borrower hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations, it will not do any one or more of the following without first obtaining the written consent of Lender:

     4.1 Indebtedness. Incur, create, assume or have any Indebtedness except the Obligations.

     4.2 Negative Pledge. Create or allow any lien or encumbrances to be on or otherwise affect any of its property or assets except liens or encumbrances in favor of Lender.

     4.3 Guaranties. Directly or indirectly make any guaranty, agreement to be a surety or other contingent liability, direct or indirect, with respect to any obligation of another person or entity.

     4.4   Debt to Equity Ratio Requirements. Permit the ratio of
Consolidated Total Liabilities to Consolidated Tangible Net Worth at any time to exceed _____ until and including _, _, and _____ at all times thereafter.

     4.5 Consolidated Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated C urrent Liabilities at any time to be less than _____.

     4.6 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than _____.

     4.7 Debt Service Coverage Ratio. Permit its Debt Service Coverage Ratio as at the end of any fiscal year to be less than _____ for such fiscal year.

     4.8 Additional Negative Covenants. Perform any other affirmative covenants set forth on Schedule 4.8 to this Agreement.

     4.9 Definitions. The following capitalized terms shall have the following meanings:

     "Approved Subordinated Debt" means any indebtedness for borrowed money permitted by this Agreement and that is subordinated to the Obligations on terms approved in writing by Lender.

     "Consolidated" shall mean an accounting presentation including Borrower's consolidated subsidiaries.

     "Current Assets" shall mean all assets which should be classified as current assets under GAAP.

     "Current Liabilities" shall mean all liabilities which should be classified as current liabilities under GAAP.

     "Debt Service Coverage Ratio" shall mean for any quarter the ratio of:
(a) the sums of (i) Borrower's net income less any paid dividends, (ii) interest expense, (iii) income taxes, and (iv) depreciation, amortization, and other non-cash charges for such quarter; to (b) the sum of (i) interest expense and (ii) scheduled principal payments with respect to funded indebtedness (including payments under capital leases) for such quarter.

     "Tangible Net Worth" shall mean, at any date, as (i) the aggregate amount at which all assets of Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts owing from officers, directors, shareholders, principals, partners or affiliates of Borrower and any investments in any entities owned or controlled by any of the foregoing, and such other assets as are properly classified as "intangible assets" less (ii) the aggregate amount of indebtedness, liabilities (including tax and other proper accruals) and reserves of Borrower and its consolidated subsidiaries (excluding Approved Subordinated Debt).

     "Total Liabilities" shall mean, at any date, all liabilities of Borrower which would properly appear on the liabilities side of a balance sheet, other than capital stock, capital surplus, retained earnings, minority interests, deferred credit, Approved Subordinated Debt and contingency reserves under GAAP.

                                ARTICLE V

                     EVENTS OF DEFAULT AND REMEDIES

     5.1 Events of Default. An event of default ("Event of Default") under this Agreement and the other Loan Documents shall be deemed to exist if for any reason any one or more of the following events occurs and is continuing:

     (a) Breach of Covenants or Conditions. Borrower or any person or entity executing a guaranty of all or any portion of the Obligations (as the case may be, a "Guarantor") fails to perform or observe any term, covenant, agreement or condition In this Agreement or any of the other Loan Documents or is in violation of or noncompliance with any provision of this Agreement or any of the Loan Documents,

     (b) Event of Default Under Note. Any Event of Default (as defined in the Note) shall have occurred under the Note.

     5.2 Remedies. Upon the occurrence of any Event of Default, Lender shall have all rights available to it under the Note and the other Loan Documents, together with any other rights available to at law or in equity.

                              ARTICLE VI

                             MISCELLANEOUS

     6.1   Miscellaneous.

     (a) The rights, powers and remedies of Lender provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of Lender in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

     (b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when Lender has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

     (c) This Agreement shall be construed in accordance with and governed by the internal laws, and not the law of conflicts, of the state in which Lenders office designated in the first paragraph of this Agreement is located.

     (d) This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     (e) No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

     (f) In the event that Borrower consists of more than one person or entity, the Obligations of each such person or entity shall be joint and several and the word "Borrower' means each of them, any of them and/or all of them.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers and/or representatives on the date first above written.

BORROWER: D. Lee McCreary and
          Susan P. McCreary               WITNESS:

By: /s/ D. Lee McCreary                   By: /s/ Stephen P. Seifred
-----------------------------             ----------------------------
Name: D. Lee McCreary                     Name:  Stephen P. Seifred
Title: idividual

By: /s/ Susan P. McCreary                 By: /s/ Stephen P. Seifred
-----------------------------             ----------------------------
Name: Susan P. McCreary                   Name:  Stephen P. Seifred
Title: idividual


FLEET NATIONAL BANK                       ATTEST:

By: /s/ Stephen P. Keiser                 By: /s/ Joseph Campbell
-----------------------------             ----------------------------
Name: Stephen P. Keiser                   Name:  Joseph Campbell
Title: Vice President                     Title: President

                           CONTROL AGREEMENT
                           -----------------
                                               Date: October 17, 2001
                                                     ------------------

Quick & Reilly, a Division of
Fleet Securities, Inc.
26 Broadway
New York, New York 10005

Re: D. Lee McCreary and Susan P. McCreary

Ladies and Gentlemen:

     Please be advised that D. Lee McCreary (hereinafter "Pledgor") and Fleet National Bank, a national banking association created and existing under the laws of the United States of America with a usual place of business located at 750 Walnut Avenue, Cranford, New Jersey 07016 [ ] a
banking corporation organized under the laws of the State of   New
Hampshire [ ] Maine with a usual place of business at (hereinafter the "Bank") entered into a certain pledge agreement dated September 20, 2001 (the "Pledge Agreement"), pursuant to which Pledgor assigned to and granted to the Bank a security interest and lien upon non-margin Securities Account No. 12603955 entitled "Summit Bank Collateral
Account (n/k/a Fleet National Bank) f/b/o D. Lee McCreary" (the "Securities Account") maintained with the Quick & Reilly Division of Fleet Securities, Inc. ("Securities Intermediary"), and upon any replacement or successor account, all of the securities, and other financial assets from the time in the Securities Account, any cash balances credited to the Securities Account, any and all proceeds of any thereof, whether now or hereafter existing or arising (the "Collateral"). The Collateral may consist of, without limitation, (i) book-entry securities which may consist of uncertificated securities which are owned by the Pledgor and/or (ii) securities held in the name of Securities Intermediary by a clearing corporation for the account of Pledgor, and (iii) proceeds of any of the foregoing.

     In connection with the financing arrangement between Pledgor and the Bank, and in order to establish the Bank's "control" of the Collateral under and pursuant to the Uniform Commercial Code in effect in the Governing Law State, as hereafter defined, it is hereby agreed by and among Pledgor, the Securities Intermediary, and the Bank, as follows:

1. Securities Account. Pledgor irrevocably directs Securities Intermediary to make all notations in the records of the Securities Intermediary pertaining to the Securities Account that are necessary or appropriate to reflect the pledge described above (the "Pledge"). Securities Intermediary acknowledges and agrees that all of the Collateral is and will continue to be held by it subject to the first, perfected security interest of the Bank. Securities Intermediary certifies that Exhibit A attached hereto is a complete and accurate list of the securities and financial assets contained in the Securities Account as of the date of this Agreement.

2. Disclaimer of Interest; Subordination, Securities Intermediary agrees that it has no present security interest or other lien on the Collateral, and acknowledges that it has not received notice of any other security interest in the Collateral. In the event that any such notice is received, Securities Intermediary shall promptly (within three business days) notify the Bank. Securities Intermediary hereby subordinates any lien, encumbrance or claim it may now have or may have at any time in the future against the Securities Account, or any financial or other asset credited to the Securities Account, to the security interest of the Bank.

3. No Liens on Collateral. Pledgor represents to the Bank that the Collateral is free and clear of any liens or encumbrances, and agrees that no further or additional liens or encumbrances will be placed on the Collateral without the express written consent of the Bank.

4. Maintenance of the Account; Setoff and Customary Charges. Securities Intermediary agrees that unless the Bank consents in writing, Securities Intermediary will not exercise any right of setoff, or assert any security interest or other lien against the Collateral that Securities Intermediary may have on account of any credit or other obligation owed by Pledgor or any other person. Securities Intermediary further agrees that it will not invade the assets in the Securities Account to cover margin debts or calls in any other accounts of Pledgor without the written consent of the Bank. Securities Intermediary may, from time to time, debit the Securities Account for customary charges due to it for maintaining the Account that have not been separately paid or reimbursed.

5. Account Information. Pledger irrevocably authorizes and directs Securities Intermediary to send copies of all notices, statements and all other communications concerning the Securities Account to the following address or such other address as may be specified in written instructions from the Bank:

                         Fleet National Bank
                      Attention: Stephen P. Keiser
                        7111 Vallev Green Road
                      Fort Washington, PA 19034

     [X] Securities Intermediary agrees to provide to the Bank, with a duplicate copy to Pleclgor, a monthly statement of assets and a confirmation statement of each transaction effected in the Securities Account after such transaction is effected.

6. Instructions; Control. Pledgor irrevocably instructs Securities Intermediary to follow instructions received from the Bank, furnished in writing, without further consent of Pledger, concerning: (1) the payment or reinvestment of dividends or distributions; and (2) the redemption, transfer, sale or any other disposition or transaction concerning the Collateral or the income and principal proceeds, substitutions and reinvestment thereof. Unless and until Securities Intermediary receives written notice from the Bank terminating this Agreement, Securities Intermediary agrees to honor any and all instructions from the Bank with respect to the Collateral, including any direction from the Bank to dispose of all or any portion of the Collateral at any time, without any further consent or instruction from Pledgor. Provided, however:

[THE FOLLOWING SECTION ALLOWS PLEDGOR TO RECEIVE INCOME AND/OR TRADE IN THE ACCOUNT PROVIDED THAT COLLATERAL OF EQUAL OR GREATER VALUE IS
SUBSTITUTED]

     [ ] Pledgor may withdraw all income, including cash dividends and interest (but not stock splits, stock dividends, cash equity distributions, liquidating distributions, or other non-cash principal disbursements) ("Income").

     [X] Pledgor may originate trading instructions to Securities
Intermediary to make substitutions for and additions to the Collateral, all of which are Collateral to be held in the Securities Account subject to the Pledge in favor of the Bank.

No withdrawal of Collateral from the Securities Account by Pledgor will be permitted under any circumstances, except to the extent checked above for the purpose of allowing Pledgor to receive the Income from the Securities Account and/or to allow for substitution of new Collateral of equal or greater value, without the prior written consent of the Bank. Any additional securities delivered to the Securities Account will be subject to the Pledge, without the necessity for any further documentation. Any such income or collateral substitution rights granted to Pledgor may be revoked in writing at any time solely by the Bank.

     [THE FOLLOWING SECTION ALLOWS WITHDRAWAL OF ASSETS SUBJECT TO MAINTENANCE OF MINIMUM MARKET VALUE AND/OR ASSET QUALITY]

     [X] Until written instructions from the Bank are received by Securities Intermediary to the contrary, Pledgor shall be entitled to continue to give Securities Intermediary instructions as to the Collateral and as to the purchase of assets for and disposition of assets in the Securities Account. Provided, however, that no transactions may be made on a margin basis and:

     [X] Pledger may not, without the Bank's prior written consent, withdraw any sums or other assets from the Securities Account if the aggregate market value of the remaining Collateral would be less than $220,000.00 ("Minimum Collateral Value").

7. [X] Collateral Value. Pledgor and the Bank acknowledge and agree that Securities Intermediary shall not be held responsible for any market decline in the value of the Collateral and that Securities Intermediary has no obligation to notify Pledgor or the Bank of any such decline in the market value of the Collateral or to take any action with regard to the pledged assets except upon the specific written directions stated herein. Pledgor agrees that the market value of the Collateral in the Securities Account shall at all times exceed the minimum market value equal to $220,000.00.

8. No Consent Required; Authority of Bank. Notwithstanding any separate agreement that Pledgor may have with the Bank or Securities Intermediary, Pledgor agrees that the Bank shall be entitled, for the purposes of this Agreement, at any time to give Securities Intermediary instructions as to the disposition or investment of any of the Collateral, including instructions to sell, redeem, close open trades or otherwise liquidate any assets in the account (including instructions to re-register assets held by a clearing corporation in the name of the Bank or to transfer assets to, or into an account in the name of the Bank) or as to any other matters relating to the Securities Account, without the consent of Pledgor. Securities Intermediary is directed to follow the Bank's instructions without investigating the reason for any action taken by the Bank or the existence of any default under the Pledge Agreement (it being understood and agreed that Securities Intermediary shall have no duty or obligation whatsoever of any kind or character to have knowledge of whether or not an event of default exists under the Pledge Agreement).
The Bank's signature alone shall be sufficient authority for the exercise of any rights by the Bank and a receipt from the Bank alone will be a full release and discharge for Securities Intermediary.
Checks for all or any part of the Collateral shall be payable to the order of the Bank if, when and in such amounts as may be requested by the Bank.

9. Agreement of Securities Intermediary; Conflicting Instructions. Instructions to the Securities Intermediary shall be in writing and signed by a Vice President, Senior Vice President, or other senior officer of the Bank. Pledgor acknowledges and agrees that Securities Intermediary shall be fully entitled to rely upon instructions from the Bank given to Securities Intermediary, even if such instructions are contrary to any instructions or demands that Pledgor may give to Securities Intermediary. In the event that conflicting instructions as to the disposition of the Collateral are at any time given by Pledgor and the Bank, Securities Intermediary agrees that it shall abide by the instructions of the Bank without consent of Pledgor.

10. Reliance on Instructions; Revocation and Amendment. Neither Securities Intermediary nor any of its respective partners, trustees, officers, employees or affiliates will be liable for complying in good faith with the instructions contained in this Agreement or failing to comply with any contrary or inconsistent instructions that may be subsequently issued by Pledgor. The instructions contained in this Agreement may be revoked and the terms of this Agreement may be amended by Pledgor only upon the receipt by Securities Intermediary of the Bank's written consent to such revocation or amendment, or written notification to Securities Intermediary from the Bank that the Pledge has been terminated.

11. No Additional Duties; Custody Agreement. This Agreement is not intended by the parties to impose or create any obligations or duties upon Securities Intermediary greater than or in addition to the customary and usual obligations and duties of Securities Intermediary to Pledgor under the custody agreement(s), except and to the extent that Securities Intermediary shall henceforth accept instructions in connection with the Collateral as provided in this Agreement. Pledgor and the Bank acknowledge that this Agreement supplements Pledgor's existing custody agreement(s) with Securities Intermediary and in no way is this Agreement intended to abridge any rights that Securities Intermediary might otherwise have.

12. Indemnification. Pledgor and the Bank hereby release Securities Intermediary from any and all liability that may arise as a result of Securities Intermediary acting in accordance with instructions from the Bank, and Pledgor and the Bank agree to indemnify and hold harmless Securities Intermediary, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees, that may arise as a result of Securities Intermediary acting in accordance with instructions from the Bank.

13. No Other Control Agreements. Securities Intermediary agrees that it will not enter into any agreement with any other person or entity by which Securities Intermediary is obligated to comply with instructions from such person or entity as to the disposition or other dealings with any of the Collateral.

14. Bailee in Possession. Securities Intermediary agrees to hold the Securities Account and all of the contents including any free credit balances for and on behalf of the Bank as bailee in possession for the Bank.

15. Reporting of Income. All items of income including dividends, interest and other income, gain, expense and loss recognized in the Securities Account shall be reported by Securities Intermediary in the name and tax identification number of Pledgor.

16. Construction and Amendment; Conflict. If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of Pledgor, the Bank and Securities Intermediary. This Agreement may be executed in any number of counterparts all of which shall constitute one original agreement.
In the event of a conflict between this Agreement and any other agreement between Securities Intermediary and Pledgor, the terms of this Agreement shall prevail.

17. Termination. This Agreement may be terminated by Securities Intermediary upon thirty (30) days written notice to Pledgor and the Bank. Upon delivery of such notice, Securities Intermediary shall be under no further obligation except to hold the Collateral in accordance with the terms of this Agreement, pending receipt of written instructions from the Bank regarding the further disposition of the Collateral. The rights and powers granted herein to the Bank have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of Pledgor nor by the lapse of time.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns, representatives and heirs, of the respective parties hereto and shall be construed in accordance with the laws of the State of Pennsylvania (the "Governing Law State") without regard to its conflict of law principles and the rights and remedies of the parties shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, Pledgor, the Bank and Securities Intermediary have caused this Agreement to be executed by their duly authorized officers all as of the day first above written.


WITNESS:	                    Pledgor R. D Lee McCreary

/s/ Stephen P. Siefred          /s/ D. Lee McCreary
----------------------          --------------------------------
Stephen P. Siefred              By:D. Lee McCreary
                                Date: October 17, 2001

                                BANK: FLEET NATIONAL 13ANK

                                /s/ Stehpen P. Keiser
------------------              --------------------------------
                                By:  Stephen P. Keiser
                                Date: October 17, 2001


                                SECURITIES INTERMEDIARY:
                                QUICK & Reilly, a division of
                                FLEET SECURITIES, INC.

/s/ Pat Cavanaugh               /s/ Thomas Naylor
------------------              --------------------------------
Pat Cavanaugh                   By: Thomas Naylor
                                Date 10/29/01

NOTE: IF ANY BOX IS NOT CHECKED IN PARAGRAPHS 5-8, THE PROVISION IS
INAPPLICABLE.

                              EXHIBIT A
                              ---------

                          SECURITY ACCOUNT
                           LIST OF ASSETS

PRO: 40651-1


                PRIVATE BANK PLEDGE AND SECURITY AGREEMENT

Pledgor:true

         Name(s):   D. Lee McCreary (Pledgor & Borrower)
                    Susan P. McCreary (Borrower)
                    1512 Broad Run Road
                    Landenberg, Pennsylvania 19350
                    (individually and collectively, jointly and severally, the "Pledgor")

If Pledgor is not the Borrower, the Borrower is: and Pledgor guarantees payment of all amounts due under the Note referred to under "DEFINITIONS" below.

Pledgee:

   _FLEET NATIONAL BANK   X FLEET NATIONAL BANK   _FLEET NATIONAL BANK
    ("Pledgee")             ("Pledgee")            ("Pledgee")
    750 WALNUT AVENUE       ONE BETHLEHEM PLAZA    48 WALL STREET
    CRANFORD, NJ 07016      BETHLEHEM, PA 18018    NORWALK, CT 06852

========================================================================
DATE OF AGREEMENT: October 17, 2001

DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Private Bank Promissory/Credit Note dated October 17, 2001 and executed by Borrower in connection with the transaction of which this Agreement is a part, and any extensions, amendments, renewals and replacements thereof (the "Note"), and if not defined therein, then the Uniform Commercial Code. All amounts owed by Pledgor (as primary obligor or guarantor) to Pledgee, of whatever nature, now existing or arising in the future, including any outstanding principal, accrued and unpaid interest thereon, Pledgee's expenses and any other sums recoverable by Pledgee, are referred to herein as the "Indebtedness."

GRANT OF SECURITY INTEREST. To secure payment of the Indebtedness and performance of Pledgor's obligations to Pledgee (all such Indebtedness and obligations being hereinafter collectively referred to as the "Secured Obligations"), Pledgor hereby pledges, assigns and transfers to Pledgee, and grants to Pledgee a continuing lien on and security interest in and to the Collateral. "Collateral" means, in addition to the definition of Security and Investment Property contained in the Uniform Commercial Code, all securities (certificated or uncertificated), investment property, financial assets, security entitlements, stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities, commodities contracts, any free credit balance or other money now or hereafter credited to or owing to Pledgor in respect of:

X    Securities Account #(s) 12603955 Summit Bank Collateral Account
     (n/k/a Fleet National Bank) f/b/o D.	Lee McCreary maintained by
      Pledgor with Quick & Reilly Division of Fleet Securities, Inc;

_ all certificated securities listed on Schedule A attached hereto which certificates Pledgor is herewith delivering to Pledgee accompanied by stock powers duly executed in blank, with signatures guaranteed;

and any rights incidental to the ownership of any of the foregoing, including without limitation, voting, conversion and registration rights and rights of recovery for violations, applicable securities laws, and cash and non-cash proceeds thereof.

REPRESENTATIONS AND WARRANTIES. With respect to the Collateral, Pledgor hereby represents, warrants and covenants as follows:

     (a) Pledgor agrees to reimburse Pledgee, on demand, for any amounts paid or advanced by Pledgee for the purpose of preserving the Collateral or any part thereof and/or any liabilitiesor expenses incurred by Pledgee as the transferee or holder of the Collateral;

     (b) After the payment of part of the Indebtedness, Pledgee may, at its option, retain all or any portion of the Collateral as security for any remaining Secured Obligations and retain this Agreement as evidence of such security interest. Pledgee shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable statue and, so long as no Event of Default has occurred, use commercially reasonable efforts to take such action as Pledgor may reasonably request in wrilting but the failure to do any such act shall not be deemed a failure to exercise reasonable care;

     (c) The fair market value of the Collateral shall at no time be less than $220,000.00. In the reasonable opinion of Pledgee, Pledgor is entitled to rely on its own assessment of value for this purpose and such assessment will be made by Pledgor in the reasonable exercise of its discretion. If the Collateral shall at any time, or from time to time, have a value of less than $220,000.00, or otherwise become unsatisfactory to Pledgee, Pledgor shall, upon demand, pledge, assign, transfer and deposit with Pledgee and grant Pledgee a continuing security interest in and to such additional Securities or Investment Property as is requested by Pledgee;

     (d) Pledgor will not withdraw, sell or offer to sell, or otherwise transfer any money or property from any securities investment account in which Pledgee has been granted a security interest, or any portion of the Collateral held in such account; provided that an Event of Default has not occurred and is not continuing. Until and unless Pledgee indicates otherwise, Pledgor may (i) make trades in such account but in no event may the proceeds of any such trades be removed from such account, and (ii) exercise any voting or consensual rights with respect to such Collateral; and

     (e) (i) If the Collateral is comprised of or includes certificated securities, Pledgor agrees to immediately deliver possession of the certificate representing the Collateral to Pledgee accompanied by stock powers duly executed in blank, with signatures guaranteed;

         (ii) If the Collateral is comprised of or includes uncertificated securities, Pledgor agrees to cause the issuer to register the securities on the books of the issuer corporation in the name of Pledgee and further agrees to request the issuer to note this security interest on an initial transaction statement to be forwarded to Pledgee;

        (iii) If all or any portion of the Collateral is field in a securities account maintained by Pledgor or on behalf of Pledgor at a third party, Pledgor will furnish or cause to be furnished to Pledgee a control agreement signed by Pledgor and such third party pursuant to which such third party agrees, among other things, to take instructions with respect to the securities account from Pledgee without the consent of Pledgor (the "Control Agreement").

EVENTS OF DEFAULT. In addition on those events defined to constitute an Event of Default under the Note, each of the following shall also constitute an Event of Default under this Agreement: (a) termination of any account containing Securities or Investment Property constituting Collateral in which Pledgor has granted Pledgee a security interest;
(b) breach of any covenant contained herein; (c) if any representation or warranty is or shall become false or misleading in any respect; and
(d) termination of any Control Agreement to which Pledgee is a party without Pledgee's prior written consent. Upon the occurrence of an Event of Default, Pledgee may declare all Secured Obligations immediately due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Pledgor.

RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default,
Pledgee shall have the rights and remedies provided under the Uniform Commercial Code, as well as those set forth in the Note and any other Loan Documents, together with:

     (a) The right to enter and/or remain upon the premises of Pledgor or any other place or places where the Collateral is located, without any obligation to pay rent to Pledgor or others for the purpose of removing the Collateral or to maintain, collect, sell and/or liquidate the Collateral; and use such premises, together with materials, supplies, books and records of Pledgor, to obtain possession of the Collateral, and to prepare the Collateral for sale, liquidation or collection. Pledgee may require Pledgor to assemble the Collateral and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

     (b) The right to file a copy (including a carbon, photographic or other reproduction) of this Security Agreement in lieu of a financing statement;

     (c) The right to: (i) deliver a notice of exclusive control, under any applicable Control Agreement, to the applicable Intermediary; (ii) exercise all voting or consensual rights as to any of the Collateral; (iii) cause any applicable
          Account to be registered in the sole name of Pledgor; and
          (iv) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations; and (v) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with, any obligor of such instruments; and

     (d) The right to sell all or any portion of the Collateral at a public or private sale. If notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition is required by the Uniform Commercial Code, Pledgor acknowledges that five (5) days advance notice thereof will be a reasonable notice. If the notice of sale has been given, Pledgee shall not be obligated to make a sale of any or all of the Collateral at such a schedu!ed sale. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. If, under the Uniform Commercial Code, Pledgee may purchase any part of the Collateral, it may, in payment of any part of the purchase price thereof, cancel any part of the Secured Obligations.

DIVIDENDS AND DISTRIBUTIONS. Unless and until the occurrence of an Event of Default or unless or until Pledgee indicates otherwise, Pledgor shall be entitled to receive all cash dividends from the Collateral. Upon the occurrence of any Event of Default or if Pledgor indicates to Pledgee that Pledgee wishes to retain as part of the Collateral all cash dividends, Pledgee shall be entitled to receive all cash dividends and other dividends or distributions with regard to the Collateral. At any time, at its option, Pledgee shall have the right to transfer into its name or that of its nominee any and all of the Collateral.

                                  -2-

FURTHER ASSURANCES. Pledgor shall at any time, and from time to time, execute and deliver upon the written request of Pledgee further documents and do further acts and things as Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee upon the occurrence of an Event of Default irrevocable proxies with respect to the Collateral in a form satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all of the Collateral then registered in Pledgor's name at any and all such times as Pledgee has the right to vote such shares pursuant to the terms of this Pledge Agreement. The power of attorney granted hereby is coupled with an interest and is irrevocable.

Pledgee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with the Collateral in the same manner as Pledgee deals with similar securities for its own account. Neither Pledgee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so nor shall Pledgee be under any obligation to sell or otherwise dispose of the Collateral upon the request of Pledgor or otherwise. Pledgor shall indemnify Pledgee and its directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, incurred by any of them under the corporate and securities laws applicable to holding or selling any of the Collateral, except for liability, cost or expense arising out of the gross negligence or willful misconduct of the indemnified parties.

WAIVER OF JURY TRIAL. PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING, IN ANY MANNER ARISING IN CONNECTION WITH, OR RELATED TO, THE FINANCIAL TRANSACTION OF WHICH
THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF LENDER'S RIGHTS AND REMEDIES WITH REGARD TO SUCH TRANSACTION. PLEDGOR EXPRESSLY ACKNOWLEDGES THAT THE PLEDGOR IS MAKING THIS WAIVER KNOWINGLY AND WILLINGLY.

WAIVER OF PREJUDGMENT REMEDY. PLEDGOR ACKNOWLEDGES THAT THIS TRANSACTION IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES THE RIGHT TO PRIOR NOTICE OF, AND A HEARING ON, THE RIGHT OF THE LENDER TO A PREJUDGMENT REMEDY.
A PREJUDGMENT REMEDY ENABLES THE LENDER BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE PLEDGOR OF, OR AFFECT THE USE, POSSESSION OR ENJOYMENT BY PLEDGOR OF ANY OF ITS PROPERTY AT ANY TIME PRIOR TO JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

GOVERNING LAW. This Agreement is a security agreement within the meaning of the Uniform Commercial Code in force in the COMMONWEALTH OF PENNSYLVANIA and shall be construed in accordance with the laws of such State without regard to its conflict of laws principles.


PLEDGOR: D. Lee McCreary (Pledgor & Borrower)   WITNESS:
         Susan McCreary  (Borrower)



By: /s/ D. Lee McCreary                         By: /s/ Stephen P. Siefred
----------------------------                    --------------------------
Name: D. Lee McCreary (Pledgor & Borrower)      Name: Stephen P. Seifred
Title: Individual


By: /s/ Susan P. McCreary                       By: /s/ Stephen P. Siefred
----------------------------                    --------------------------
Name: Susan P. McCreary (Borrower)              Name: Stephen P. Seifred
Title: Individual


PLEDGEE: FLEET NATIONAL BANK                    ATTEST:
     By:/s/ Stephen P. Keiser                   By:/s/ Joseph Campbell
----------------------------                    --------------------------
Name: Stephen P. Keiser                         Name: Joseph Campbell
Title: Vice President                           Title: Vice President

                                   -3-

            SUPPLEMENT TO ALL PENNSYLVANIA PRIVATE BANKING
                CREDITAGREEMENTS, SECURITYAGREEMENTS,
         GUARANTYAGREEMENTS AND COLLATERAL SECURITYAGREEMENTS

THIS SUPPLEMENT, dated October 17, 2001, by and between Fleet National Bank ("Bank") and D. Lee McCreary and Susan P. McCreary ["Borrower"] in

connection with a (check title of document being supplemented):

_____ Loan Agreement                 _____ Guaranty Agreement

__X__ Pledge and Security Agreement  _____ Collatteral Security Agreement

Pledge and Security Agreement Collateral Security Agreement in the amount of $63,000.00 of even date herewith (the "Transaction").

For good and valuable consideration, receipt of which is acknowledged, Bank and Borrower or Guarantor hereby agree that the following paragraph is added to and made a part of the above-referenced document executed as a part of the transaction:

POWERS OF ATTORNEY. ANY POWERS OF ATTORNEY GRANTED IN THIS AGREEMENT ARE NOT REVOCABLE AND ARE NOT INTENDED TO BE GOVERNED BY THE PROVISIONS OF
SECTION 5601 OF CHAPTER 56 OF TITLE 20 OF THE PENNSYLVANIA CONSOLIDATED STATUTES, AS AMENDED. SUCH POWERS SHALL BE EXERCISED FOR THE BENEFIT OF THE BANK AND NOT FOR THE BENEFIT OF THE BORROWER OR GUARANTOR. IN ACTING UNDER SUCH POWERS, THE BANK SHALL HAVE NO FIDUCIARY DUTY TO THE BORROWER OR GUARANTOR.


ATTEST:                                  FLEET NATIONAL BANK

By:/s/ Joseph Campbell                   By: Stephen P. Keiser
-------------------------------------   -------------------------------
Name of Bank Officer: Joseph Campbell   By: Stephen P. Keiser
Title of Bank Officer: Vice President   Title: Vice President

WITNESS:
By:/s/ Stephan P. Seifred               By:/s/ D. Lee McCreary
-------------------------------------   -------------------------------
Stephen P. Seifred                      D. Lee McCreary (Pledgor&Borrower)

By:/s/ Stephan P. Seifred               By:/s/ Susan P. McCreary
-------------------------------------   -------------------------------
Stephen P. Seifred                      Susan P. McCreary (Borrower)


WITNESS:

-------------------------------------   -------------------------------
                        Secretary                         President

-------------------------------------   -------------------------------
                        Manager                           Manager



                   PRIVATE BANK PROMISSORY/CREDIT NOTE
          (for loans In the principal amount of $250,000 or less)

                      $63,000 Disbursement on 10-22-01

Lender:
  _ FLEET NATIONAL BANK   X FLEET NATIONAL BANK  _ FLEET NATIONAL BANK
    ("Lender")              ("Lender")             ("Lender")
    750 WALNUT AVENUE       ONE BETHLEHEM PLAZA    48 WALL STREET
    CRANFORD, NJ 07016      BETHLEHEM, PA 18018    NORWALK, CT 06852

Borrower:
     Name:   D. Lee McCreary and Susan P. McCreary
             (individually and collectively, jointly
             and severally, the "Borrower")
  Address:   1512 Broad Run Road
             Landenberg, Pennsylvania 19350
========================================================================
Principal Amount: $63,000.00         Date of Note: October 17, 2001

FOR VALUE RECEIVED, Borrower unconditionally promises to pay to the order of Lender the above principal amount In U.S. Dollars or, if a line of credit, such lesser amount of advances made but not repaid (including the face amount of any letter of credit Issued and such other financial accommodations as may have been made), together with Interest at the rate and on the terms provided In this Private Bank Prom issory/C red It Note (including all renewals, extensions and/or modifications, this "Note"). Any advance(s) shall be conclusively presumed to have been made at the request of Borrower when (1) deposited or credited to an account of Borrower with Lender, or (2) made In accordance with the oral or written Instructions of Borrower, or of anyone on behalf of Borrower. Any such sums borrowed or reborrowed must be In multiples of 5% of the Principal Amount. This Note and all documents executed In connection with this Note are referred to herein as the "Loan Documents."

___ Borrower authorizes Lender to effect payment of sums due hereunder by debiting Borrower's bank accounts maintained at Lender. If this box is not checked, Borrower shall pay Lender at Lender's address shown above or at such other place as Lender may designate from time to time In writing.

========================================================================

INTEREST RATE. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days, unless prohibited by law. Interest shall accrue from the date hereof at the rate set forth below. Interest shall be payable at the following rate on the outstanding balance due under this Note until the principal balance, together with interest and other charges due thereon is fully paid whether before or after acceleration and whether or not any payment is rendered thereon. no

     ___  Fixed Rate. The rate of ________ percent per annum.

     _X_ Variable Rate. Lender's Prevailing Base Rate plus 0.00 percentage points. Lender's Prevailing Base Rate is the rate announced by Lender from time to time and is subject to change without prior notice to Borrower. Lender lends at rates both above and below Lenders Prevailing Base Rate, and Borrower acknowledges that Lender's Prevailing Base Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

     ___  The rate of ________.

========================================================================

PAYMENT SCHEDULE. All payments received hereunder will be applied first to the payment of accrued interest, any expenses or charges payable hereunder and the balance only applied to principal. Borrower shall pay in accordance with the following payment schedule:

_X_ OPTION 1: Principal and Interest shall be paid (applicable box(es) is/are checked):

     ___ Principal shall be paid on demand.

     _X_ Principal shall be paid in a single payment on May 1, 2002.

     ___ Principal shall be paid in equal	_____ installments of $_____
         each, commencing on _____ and continuing on the same day of each successive thereafter, with a final payment of all unpaid principal, interest and all other amounts recoverable under the Loan Documents on _____.

    _X_ Interest shall be paid in monthly installments commencing on December 1, 2001, and continuing on the same day of each successive month thereafter with a final payment of all unpaid interest and all other amounts recoverable under the Loan Documents at the time of final payment of unpaid principal.

___  OPTION 2:  Principal and Interest shall be paid:

    ___ ________ in installments of $________ each, commencing on ____, and continuing on the same day of each successive ________ thereafter, with a final payment of all unpaid principal, interest and all other amounts recoverable under the Loan Documents on ________.

LATE CHARGES. If any payment is not received by Lender within TEN (10) days after its due date, Borrower shall, to the extent permitted by law, pay Lender a late charge of 5% of the overdue payment (in no event to be less than $25.00 nor more than $2,500.00). Any such late charge assessed Is Immediately due and payable.

CROSS-COLLATERALIZATION. All of the assets of Borrower pledged, assigned, mortgaged or transferred to Lender pursuant to the Loan Documents (collectively, the "Collateral"), constitute collateral security for the Borrowers obligations to do each and all of the following (collectively, the "Obligations"): (1) to pay principal, interest, and any other amounts due or to become due to Lender under this Note and the other Loan Documents; and (ii) to satisfy all of the other direct or indirect liabilities of Borrower to Lender, whether under the Loan Documents or otherwise, whether now existing or hereafter incurred. Borrower hereby grants to Lender a continuing security interest in and lien on the Collateral as well as a security interest in and lien on any and all funds and/or monies of Borrower or any of them contained in accounts located with Lender to secure the Obligations.

EVENTS OF DEFAULT AND EFFECT THEREOF. Each of the following shall constitute an event of default ("Event of Default") under this Note:
(a) failure of Borrower to make any payment to the Lender when due hereunder; (b) failure of Borrower to comply with or to perform any term or condition contained In the Loan Documents or the occurrence of any default or "Event of Default" under any other Loan Document;
(c) any representation, warranty, certification, or other information furnished by or on behalf of the Borrower was false or misleading in any material respect when made; (d) the dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver f or any part of Borrowers property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws by or against Borrower; (e) the default of the Borrower under any other obligation owed to the Lender, or any third party, now existing or arising after the date of this Note; (f) the filing, entry or Issuance of any judgment, execution, garnishment, attachment, distraint, or lien against Borrower or any of Borrowers property, or the entry of any order enjoining or restraining Borrower and/or restraining or seizing any property of Borrower; (g) failure of Borrower to furnish any information requested by Lender or to permit Lender to inspect Borrower's books and records or property; (h) a material adverse change in Borrowers financial condition; (i) any change in the ownership or control of the Borrower; j) If any Borrower is an individual, the death or Incompetency of such Borrower; or (k) any of the preceding events occurs with respect to any guarantor of any of the amounts owed to Lender, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the amounts owed to Lender. Upon the occurrence of an Event of Default, all commitments and obligations of Lender under the Loan Documents Immediately will terminate and, at Lender's option, all amounts outstanding will become due and payable Immediately, all without notice of any kind to Borrower. Borrower grants to Lender a possessory security interest in, and hereby assigns, conveys, pledges, and transfers to Lender all of Borrower's right, title, and interest in and to its bank accounts. Borrower authorizes Lender to charge or set off all sums owing to Lender against any and all such accounts and, at Lenders option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights. In addition, Lender shall have all the rights and remedies provided in the Loan Documents, at law, in equity, or otherwise. Continued, see Schedule 'A'.

EXPENSES. Borrower agrees to pay to Lender, at closing or otherwise upon demand, all reasonable costs and expenses incurred by Lender (including the fees and expenses of In-house and outside counsel) in connection with (1) the preparation, negotiation, execution, delivery and administration of this Note and the other related loan documents and instruments, and any modifications thereto, and
(2) collection of amounts due Lender under the Note or any other related loan documents and Instruments, or the enforcement or preservation of Lenders rights under this Note and other related loan documents and instruments, whether by judicial proceeding or otherwise, including, without limitation, any court proceeding, bankruptcy or insolvency case, appeal, or post-judgment collection services, In the absence of proof by Lender of actual fees and expenses of a greater amount, Borrower agrees that for any enforcement of Lender's rights under the Note and other related loan documents and instruments, 25% of the outstanding balance of the Note is a reasonable amount for Lender's fees and expenses.

GENERAL PROVISIONS. If this Note is made in connection with a line of credit, reduce the amount of the outstanding principal under this Note to zero for one period of thirty consecutive days during each year that this Note is outstanding. Borrower waives presentment, demand for payment, protest, notice of dishonor, and notice of default. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, Borrower shall not be released from liability. Borrower agrees that Lender may renew or extend this Note, or release any party, guarantor or collateral; or impair, fail to realize upon or perfect Lenders security interest In any collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. Borrower agrees to cooperate and take all necessary steps as reasonably requested by Lender to carry out the spirit and intent of the Loan Documents, Including, without limitation, executing or reexecuting any of the Loan Documents. The Loan Documents shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign or transfer Borrowers rights under the Loan Documents without prior written consent of Lender.

WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING, IN ANY MANNER ARISING IN CONNECTION WITH, OR RELATED TO, THE FINANCIAL TRANSACTION OF WHICH THIS
NOTE IS A PART OR THE ENFORCEMENT OF LENDER'S RIGHTS AND REMEDIES WITH REGARD TO SUCH TRANSACTION. BORROWER EXPRESSLY ACKNOWLEDGES THAT THE BORROWER IS MAKING THIS WAIVER KNOWINGLY AND WILLINGLY.

WAIVER OF PREJUDGMENT REMEDY. BORROWER ACKNOWLEDGES THAT THIS TRANSACTION IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES THE RIGHT TO PRIOR NOTICE OF, AND A HEARING ON, THE RIGHT OF THE LENDER TO A PREJUDGMENT REMEDY.
A PREJUDGMENT REMEDY ENABLES THE LENDER BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF, OR AFFECT THE USE, POSSESSION OR ENJOYMENT BY BORROWER OF ANY OF ITS PROPERTY AT ANY TIME PRIOR TO JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

In witness whereof, Borrower, Intending to be legally bound, has executed this Note as of the date above.

BORROWER: D. Lee McCreary and Susan P. McCreary  WITNESS:

BY: /s/ D. Lee McCreary                  By: /s/ Stephen P. Seifred
   --------------------------------         -----------------------------
   Name: D. Lee McCreary                    Name: Stephen P. Seifred
   Title: Individual

By: /s/ Susan P. McCreary                By: /s/ Stephen P. Seifred
   --------------------------------         -----------------------------
   Name: Susan P. McCreary                  Name: Stephen P. Seifred
  Title: Individual


                             SCHEDULE "A"

EVENTS OF DEFAULT AND EFFECT THERE OF:

If at any time the value of the collateral does not meet the above-mentioned loan to value requirements, then this loan shall be reduced or additional liquid collateral, acceptable to the Bank, shall be pledged to meet the requisite loan to value guidelines. Failure to do so within Two
(2) business days shall constitute an immediate and automatic event of default under the terms and conditions of this Note.


BORROWER:

/s/ D. Lee McCreary
---------------------------
D. Lee McCreary                          Date: October 17, 2001


/s/ Susan P. McCreary
---------------------------
Susan P. McCreary                        Date: October 17, 2001




           SUPPLEMENT TO ALL PENNSYLVANIA PRIVATE BANKING
                CREDITAGREEMENTS, SECURITYAGREEMENTS,
         GUARANTYAGREEMENTS AND COLLATERAL SECURITYAGREEMENTS

THIS SUPPLEMENT, dated October 17, 2001, by and between Fleet National Bank ("Bank") and D. Lee McCreary and Susan P. McCreary ["Borrower"] in connection with a (check title of document being supplemented):

__X__ Loan Agreement                 _____ Guaranty Agreement

_____ Pledge and Security Agreement  _____ Collatteral Security Agreement

Pledge and Security Agreement Collateral Security Agreement in the amount of $63,000.00 of even date herewith (the "Transaction").

For good and valuable consideration, receipt of which is acknowledged, Bank and Borrower or Guarantor hereby agree that the following paragraph is added to and made a part of the above-referenced document executed as a part of the transaction:

POWERS OF ATTORNEY. ANY POWERS OF ATTORNEY GRANTED IN THIS AGREEMENT ARE NOT REVOCABLE AND ARE NOT INTENDED TO BE GOVERNED BY THE PROVISIONS OF
SECTION 5601 OF CHAPTER 56 OF TITLE 20 OF THE PENNSYLVANIA CONSOLIDATED STATUTES, AS AMENDED. SUCH POWERS SHALL BE EXERCISED FOR THE BENEFIT OF THE BANK AND NOT FOR THE BENEFIT OF THE BORROWER OR GUARANTOR. IN ACTING UNDER SUCH POWERS, THE BANK SHALL HAVE NO FIDUCIARY DUTY TO THE BORROWER OR GUARANTOR.


ATTEST:                                  FLEET NATIONAL BANK

By:/s/ Joseph Campbell                   By: Stephen P. Keiser
-------------------------------------   -------------------------------
Name of Bank Officer: Joseph Campbell   By: Stephen P. Keiser
Title of Bank Officer: Vice President   Title: Vice President

WITNESS:
By:/s/ Stephan P. Seifred               By:/s/ D. Lee McCreary
-------------------------------------   -------------------------------
Stephen P. Seifred                      D. Lee McCreary (Borrower)

By:/s/ Stephan P. Seifred               By:/s/ Susan P. McCreary
-------------------------------------   -------------------------------
Stephen P. Seifred                      Susan P. McCreary (Borrower)


WITNESS:

-------------------------------------   -------------------------------
                        Secretary                         President

-------------------------------------   -------------------------------
                        Manager                           Manager